MERGER AGREEMENT

        This Merger Agreement (the "Agreement") is entered into on this November 5, 1998 by and among UNITED ROAD SERVICES, INC., a Delaware corporation ("United"); URS TRANSPORT, INC., a Delaware corporation and wholly-owned subsidiary of United (sometimes hereinafter referred to as "Transport," and together with United, the "United Companies"); PILOT TRANSPORT, INC., an Arizona corporation (the "Company"); and LAURENCE J. PONS, a resident of the State of Michigan (sometimes referred to as a "Principal") and WILLIAM G. COLE, a resident of the State of Michigan (sometimes referred to as a "Principal"), LAURENCE J. PONS AND MARY DIANE PONS, as Trustees of The Laurence J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992, WILLIAM G. COLE, as Trustee under Trust Agreement executed by William G. Cole as Settlor on March 20, 1992 (the "William G. Cole Living Trust"), CHARLES R. RIVES, as Trustee of The Erin L. Pons Irrevocable Trust, dated April 16, 1997, and CHARLES R. RIVES, as Trustee of The David L. Pons Irrevocable Trust, dated April 16, 1997 (the latter five parties sometimes referred to together as the "Shareholders" and each singly as a "Shareholder"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.

                                           RECITALS

        The Boards of Directors of United and the Company have determined that it is in the best interests of their respective shareholders for United to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Company with and into the Transport so that Transport continues as the surviving corporation.

                                      TERMS OF AGREEMENT

        In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law and Arizona Business Corporation Act , at the Effective Time (as defined below) the Company shall be merged with and into Transport (the "Merger") pursuant to the terms and conditions set forth in the Plan of Merger and Reorganization attached hereto as

APPENDIX 1.1 (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the Company shall cease and Transport shall continue as the surviving corporation (the "Surviving Corporation").

        1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within 5 business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of United's counsel, or such other time and place as the parties may otherwise agree.

         1.3   AGGREGATE CONSIDERATION; CONVERSION OF SECURITIES.

               (a)    The aggregate consideration (the "Aggregate
                      Consideration") to be paid in the Merger shall be $25,000,000.

               (b) The Aggregate Consideration shall be payable to the Shareholders as follows: (i) an aggregate number of shares of common stock, par value $.001 per share, of United ("United Common Stock") determined by dividing $13,000,000 by the greater of (x) $13 or (y) the average closing sale price of a share of United Common Stock on The Nasdaq National Market for the 10 consecutive trading days which precede the third trading day immediately prior to the date of this Agreement, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) (the "Stipulated Share Price"); and (ii) cash in the amount of $12,000,000.

               (c) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, United, Transport, or the Shareholders, each share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that portion of the Aggregate Consideration as provided in
                      SCHEDULE 1.3 attached hereto.

        1.4 FILING OF CERTIFICATE AND ARTICLES. At the time of the Closing, the parties shall cause the Merger to be consummated by (a) filing a duly executed Certificate of Merger with the Secretary of State of the State of Delaware, in such form as United determines is required by and is in accordance with the relevant provisions of the Delaware General Corporation Law, and (b) filing of Articles of Merger and the Plan of Merger and Reorganization with the Arizona Corporation Commission (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

        1.5 ISSUANCE OF UNITED SHARES; PAYMENT OF CASH; DELIVERY OF CERTIFICATES. At the Effective Time, each of the Shareholders shall deliver the certificates representing all issued and outstanding shares of Company Common Stock to United for cancellation, and United shall issue to each of the Shareholders (a) the shares of United Common Stock issuable pursuant to Section 1.3, and (b) the cash consideration payable pursuant to Section 1.3. Such shares and cash shall be delivered as follows: (a) United shall set aside and hold in accordance with Article IX certificates for shares of United Common Stock having a value, at the Stipulated Share Price, of 10% of the Aggregate Consideration, rounded to the nearest whole share (the "Held Back Shares"), (b) United shall deliver to each of such Shareholders one or more certificates evidencing the balance of such shares of United Common Stock, and (c) United shall deliver the remainder of the Aggregate Consideration, reduced (i) by the amount of all Indebtedness of the Company, except as hereinafter provided, (ii) by the amount by which the aggregate working capital of the Company is less than the Minimum Working Capital, and (iii) by other adjustments to the Aggregate Consideration required by this Agreement. The shares of United Common Stock, including the Held Back Shares, issuable by United in the Merger are sometimes referred to herein as the "United Shares".

        1.6 TAX TREATMENT. The parties intend that the transactions contemplated hereby are to be treated as a tax-free reorganization under Section 368 of the Code.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF UNITED

        As a material inducement to each of the Shareholders and Principals to enter into this Agreement and to consummate the transactions contemplated hereby, United makes the following representations and warranties to the Shareholders and Principals:

        2.1 CORPORATE STATUS. United is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Transport is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Transport. Transport is a wholly-owned subsidiary of United.

        2.2 CORPORATE POWER AND AUTHORITY. Each of the United Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the United Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

        2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the United Companies and constitutes a legal, valid and binding obligation of each of the United Companies, enforceable against each of the United Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        2.4 UNITED COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the United Shares to the Shareholders, the United Shares will be validly issued, fully paid and non-assessable shares of United Common Stock.

        2.5 NO COMMISSIONS. Except with respect to any finder's or broker's or agent's fees or commissions owed to any consultant or employee of the United Companies pursuant to the terms of any contract or agreement, none of the United Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby for which any of the Shareholders would have any liability.

        2.6 NO VIOLATION. The execution and delivery of this Agreement by the United Companies, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the articles of incorporation or bylaws of either of them, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of them, (c) conflict with, result in any breach of, or constitute a default under, or constitute an event which would with the passage of time or the giving of notice or both constitute a default under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any agreement to which either of the United Companies is party, where such right to terminate, amend, modify, abandon or accelerate would have any material adverse effect on the ability of either of the United Companies to consummate the transactions contemplated by this Agreement, or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC or other filings required to be made by United.

        2.7 REGISTRATION STATEMENT. The United Shares will be issued pursuant to the certain prospectus, dated November 3, 1998, filed by United with the SEC on a registration statement on Form S-1 (the "Registration Statement"), copies of which have been delivered to the Company and each of the Shareholders in accordance with the requirements of the Securities Act. The Registration Statement has been declared effective and no stop order has been issued suspending effectiveness of the Registration Statement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

        As a material inducement to each of the United Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders and Principals jointly and severally make the following representations and warranties to the United Companies:

        3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to transact business as a foreign corporation in each jurisdiction in which the nature of its properties and the conduct of its business requires such qualification, which jurisdictions are listed on SCHEDULE 3.1 attached hereto. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

        3.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of Laurence J. Pons and William G. Cole is an individual residing in the State of Michigan, and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby. Each of The Erin L. Pons Irrevocable Trust, dated April 16, 1997, and The David L. Pons Irrevocable Trust, dated April 16, 1997, is established and administered under the laws of the State of Arizona and Charles R. Rives, as Trustee of both of such trusts has all requisite power and authority to execute and deliver this Agreement, to perform his respective obligations and the respective obligations of each of such trusts hereunder and to consummate the transactions contemplated hereby. The Laurence J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992, is established and administered under the laws of the State of Arizona, and Laurence J. Pons and Mary Diane Pons, as Trustees of such trust, have all requisite power and authority to execute and deliver this Agreement, to perform their respective obligations and the respective obligations of such trust hereunder and to consummate the transactions contemplated hereby. The William G. Cole Living Trust is established and administered under the laws of the State of Michigan, and William G. Cole, as Trustee of such trust, has all requisite power and authority to execute and deliver this Agreement, to perform his obligations and the obligations of such trust hereunder and to consummate the transactions contemplated hereby.

        3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company, each of the Principals, and each the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        3.4 CAPITALIZATION. As of the date hereof, the Company has (a) 1,000,000 shares of Company Common Stock authorized and no other shares of any class of capital stock, (b) 10,000 shares of Company Common Stock issued and outstanding, and (c) no shares of Company Common Stock held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and
(iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

        3.5 SHAREHOLDERS OF THE COMPANY. SCHEDULE 3.5 sets forth, with respect to the Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record or beneficially by, each shareholder of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares free and clear of all Liens, restrictions and claims of any kind.

        3.6 NO VIOLATION. The execution and delivery of this Agreement by the Company, the Principals and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the articles of incorporation or bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, or any of the Principals or Shareholders, (c) conflict with, result in any breach of, or constitute a default under, or constitute an event which would with the passage of time or the giving of notice or both constitute a default under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company, or any of the Principals or Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or, except as set forth in Section 1.4, filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC or other filings required to be made by United. There are no existing letters of intent to which the Company or any of the Principals or Shareholders is bound with respect to the sale of the stock or substantially all of the assets of the Company.

        3.7 RECORDS OF THE COMPANY. The copies of the articles of incorporation and bylaws of the Company which were provided to United are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to United for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors, and any committees thereof, of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to United, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

        3.8 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

        3.9 FINANCIAL STATEMENTS. The Shareholders and Principals have delivered to United true, correct and complete copies of financial statements of the Company, including the notes thereto, for the 12 month period ended December 31, 1997 reviewed by Marc C. Miller, CPA, and the interim financial statements of the Company for the eight month period ended August 31, 1998, copies of which are attached to SCHEDULE 3.9 hereto (collectively, the "Financial Statements"). The balance sheet of the Company, dated as of August 31, 1998, included in the Financial Statements, is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company at the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes. The books and records of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

        3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet, the Company has not (a) issued any capital stock or other securities; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (c) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (d) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(h) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (n) entered into any employment agreement; (o) terminated, amended or modified any agreement involving an amount in excess of $10,000; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contribution in excess of $5,000; (s) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (t) agreed to do or authorized any of the foregoing.

        3.11 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet, none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or arises out of any action, suit, claim, governmental investigation or arbitration proceeding, and (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate (the liabilities and obligations referenced in (a), (b) and (c) above are hereinafter referred to as the "Designated Liabilities").

        3.12 LITIGATION. Except as set forth in SCHEDULE 3.12, the Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (ii) is not a party or, to knowledge of any of the Shareholders or Principals, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in SCHEDULE 3.12 could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Shareholders, the Principals or the directors or officers of the Company has any reason to believe that any other action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company. Without limiting the generality of the foregoing, no action, suit, or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, nor is there basis for any such action, suit or proceeding, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this agreement, (b) cause any of the transactions contemplated by this agreement to be rescinded following consummation, or (c) affect adversely the right of the Company to own its assets and to operate its business, and no such injunction, judgment, order, decree, ruling, or charge is in effect. There are no outstanding orders, decrees or stipulations issued by any governmental authority in any proceeding to which the Company was a party which have not been complied with in full.

        3.13   ENVIRONMENTAL MATTERS.

               (a) The Company (as defined in clause (g) below) is and has at all times been in full compliance with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

               (b) There are no, and there is no basis for any, non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties, or assets, by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved or which would impose any obligation, burden or continuing liability on United or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated.

               (c) The Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or leased by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent.

               (d) SCHEDULE 3.13 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or leased by the Company which have involved the Handling or Discharge of Hazardous Substances.

               (e) Except as set forth on SCHEDULE 3.13, the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by the Company that are required to be registered under applicable Environmental Laws.

               (f) SCHEDULE 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company, the Principals, or Shareholders, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company, the Principals or the Shareholders, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or leased by the Company.

               (g) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

               "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing aboveground storage tanks.

               "Company" means the Company and any Affiliates.

               "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

               "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

               "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

               "Hazardous Substances" and "Hazardous Waste" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

               "Licenses" means all licenses, certificates, permits, approvals and registrations.

               "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing underground storage tanks.

         3.14 REAL ESTATE. The Company does not own any parcels of real property. SCHEDULE 3.14 sets forth (a) a list of all leases, licenses or similar agreements ("Real Property Leases"), true and complete copies of which have previously been furnished to United, (b) the lessor and lessee thereof and the date and term of each Real Property Lease, (c) the legal description, if known, including street address, of each property covered thereby (the "Leased Premises"), and (d) a brief description, including size and function, of the principal improvements and buildings thereon. The Real Property Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default by the Company under any of such leases and there is no breach or anticipated breach by any other party to such leases. With respect to each of the Leased Premises: (a) the Company has valid leasehold interests or other rights of use and occupancy in the Leased Premises, free and clear of any Liens on such leasehold interests or other rights of use and occupancy, or any covenants, easements or title defects known to or created by the Company, except as do not affect the occupancy or uses of such properties; (b) each of the Leased Premises is properly zoned for the uses to which the Company puts such Leased Premises, and the portions of the buildings located on the Leased Premises that are used in the business of the Company are within the property setback and building lines of the respective property, are in good repair and condition, normal wear and tear excepted, and are sufficient to satisfy the Company's normal business activities as conducted thereat; (c) each of the Leased Premises (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such Leased Premises; and (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such Leased Premises; and (d) the Company has not received notice of (i) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto and no such proceeding is contemplated by any Governmental Authority; or
(ii) any special assessment which may affect any of the Leased Premises and no such special assessment is contemplated by any Governmental Authority.

        3.15   GOOD TITLE TO AND CONDITION OF ASSETS.

               (a) The Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use, except as set forth in SCHEDULE 3.15. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located. SCHEDULE 3.15 contains a true and complete list of all Assets of the Company, setting forth a description of each such Asset, whether it is owned or leased, and, if owned, the name of the lienholder and the amount of the Lien, and if leased, the name of the lessor and the general terms of the lease. For each tractor and trailer owned or leased by the Company, SCHEDULE 3.15 includes the make, model and vehicle identification number thereof.

               (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet.

        3.16 COMPLIANCE WITH LAWS; RESTRICTIONS ON OPERATIONS. The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations, as conducted by it now and in the past, the Assets, the Leased Premises and any other properties and assets owned or used by it now or in the past. The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. The Company is not subject to any Contract, decree or injunction to which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

        3.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.17 sets forth the name, address, social security number and current rate of compensation of each employee of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the knowledge of any of the Shareholders or Principals or the Company, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. None of the Shareholders or Principals is aware that any executive or key employee or group of employees has any plans to terminate employment with the Company as a result of the Merger or otherwise.

        3.18   EMPLOYEE BENEFIT PLANS.

               (a) SCHEDULE 3.18 sets forth each Employee Benefit Plan of the Company. With respect to each Employee Benefit Plan (as defined in clause (d) below) of the Company: (i) each has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or threatened;
(iii) no audits, proceedings, claims or demands are pending with any Governmental Authority; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction" has occurred within the meaning of ERISA or the Code; (vi) no such plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment other than rights that may be provided by law; (vii) no such plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code); (viii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (ix) no such plan has any unfunded liabilities that are not reflected on the Current Balance Sheet or the books and records of the Company; and (x) the Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to any group health plan within the meaning of Code Section 5000(b)(1). The Company does not participate and has never participated in, and does not have and never had any withdrawal liability under ERISA with respect to, a "multi employer plan" (as defined in Section 3(37) of ERISA). True and accurate copies of each Employee Benefit Plan of the Company, together with the most recent annual reports on Form 5500, all IRS favorable determination letters and summary plan descriptions for such plans have been furnished to United.

               (b) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and exempt from federal income tax;
(ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; and (iii) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan). Neither the Company nor any Shareholder or Principal is aware of any facts or circumstances that could result in the revocation of any such determination letter.

               (c) The United Companies will not suffer any loss, cost or liability as a result of any claim that the Company, or any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), has not complied with the provisions of paragraphs (a) and (b) above with respect to each Employee Benefit Plan maintained by any such entity.

               (d) For purposes hereof, "Employee Benefit Plan" means any: (i) employee pension benefit plan as defined in Section 3(2) of ERISA; (ii) multi employer plan as defined in Section 3(37) of ERISA; (iii) employee welfare benefit plan as defined in Section 3(1) of ERISA; and (iv) any stock option, bonus, stock purchase, or insurance plan and any severance or termination pay plan or policy in which employees, spouses or dependents participate.

        3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company or the business conducted from time to time by the Company have been paid or are accrued on the Current Balance Sheet. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of the Company: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, or pending or threatened against or with respect to the Company regarding Taxes; and (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. No sales or use tax, other than sales tax on motor vehicles, non-recurring intangible tax, documentary stamp tax or other excise tax, or comparable tax imposed by any governmental entity, will be payable by the Company or either of the United Companies by virtue of the transactions contemplated in this Agreement. The Company has duly and validly filed an election for "S" corporation status under the Code, and such "S" election has not been revoked or terminated and neither the Company nor the Shareholders have taken any action which would cause a termination of such "S" election.

        3.20 INSURANCE. The Company is, and has at all times been, covered by valid and enforceable policies of insurance covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations. Insurance policies meeting the criteria described in the preceding sentence are in full force and effect, and all premiums due thereon have been paid (such insurance policies are sometimes referred to as the "Insurance Policies"). As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies and all prior insurance policies providing coverage to the Company.
SCHEDULE 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to United) and (ii) a detailed description of each pending claim under any of the Insurance Policies, or any insurance policy previously in effect, for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies or any insurance policy previously in effect to preserve its rights thereunder.

        3.21 ACCOUNTS RECEIVABLE. All of the Receivables (as hereinafter defined) are valid and legally binding, arising out of bona fide transactions in the ordinary course of business of the Company. All of the Receivables are good and collectible, and will be collected in full in accordance with the terms of such receivables, and in any event within six months following the Effective Time, without set off or counterclaim, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, "Receivables" means all accounts receivable of the Company, including all trade accounts receivable arising from the provision of services or the sale of inventory, notes receivable, and insurance proceeds receivable.

        3.22 LICENSES AND PERMITS. The Company possesses all licenses and governmental or official approvals, permits or authorizations (collectively, the "Permits") required for its businesses and operations, including with respect to the operation of each Leased Premises, and SCHEDULE 3.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current customer of the Company has threatened to terminate its business relationship with the Company for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any Person from whom or to whom the Company leases real or personal property. No officer, director or shareholder of the Company, or any Principal, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company, except as set forth in
SCHEDULE 3.23.

        3.24 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property") and SCHEDULE 3.24 attached hereto contains a true and complete list of all such Intellectual Property. The business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and, to the knowledge of the Company and each of the Shareholders and Principals, no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

        3.25 CONTRACTS. SCHEDULE 3.25 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects, or which contains any covenant that under any circumstances could have a material adverse effect on the Company or the businesses conducted by the Company, (the "Material Contracts"), true, correct and complete copies of which have been provided to United, excluding standard customer contracts entered into in the ordinary course of its business without material modification from the preprinted forms used by the Company in the ordinary course of business, copies of which have been supplied to United. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract, and all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Material Contract.

        3.26 CUSTOMER LISTS. SCHEDULE 3.26 is a true, correct and complete list of each customer who, during the preceding 12 months, accounted for more than one percent of the Company's annual gross revenues during such period (collectively, the "Material Customers"). True, correct and complete copies of all agreements presently in effect with Material Customers have been furnished by the Company, the Principals, and the Shareholders to United.

        3.27 INVESTMENT INTENT; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the United Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the United Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has received a copy of United's prospectus included in the Registration Statement in accordance with the requirements of the Securities Act prior to executing this Agreement.

        3.28 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 3.28 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on SCHEDULE 3.14 and the Company's principal places of business and chief executive offices are indicated on SCHEDULE 3.14, and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company are located as of the date hereof are fully identified on SCHEDULE 3.14.

        3.29 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on SCHEDULE 3.29. Except as set forth on SCHEDULE 3.29, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three (3) years.

         3.31 NO COMMISSIONS. Neither the Company nor any of the Shareholders or Principals has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

        3.32 ACCURACY OF INFORMATION FURNISHED BY THE COMPANY, THE PRINCIPALS, AND THE SHAREHOLDERS. No statement or information made or furnished by the Company, the Principals, or the Shareholders to United or any of United's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company, the Principals, or the Shareholders, contains or shall contain any untrue statement of a fact or omits or shall omit any fact necessary to make the information contained therein not misleading. The Shareholders and Principals have provided United with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

                                          ARTICLE IV

                            CONDUCT OF BUSINESS PENDING THE MERGER

        Between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of United: (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents; (b) issue or authorize the issuance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other ownership interest; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;
(e) acquire, including, without limitation, for cash, or shares of stock, property or services, by merger, consolidation or acquisition of stock or assets, any interest in any corporation, partnership or other business organization or division thereof; (f) incur any additional Indebtedness or prepay any Indebtedness other than in the ordinary course of business consistent with past practices; (g) make any loans or advances to any Person or guarantee the Indebtedness of any Person, except in the ordinary course of business consistent with past practice; (h) sell, dispose of or encumber any of its assets; (i) enter into, modify or terminate, any Contract, other than in the ordinary course of business consistent with past practice; (j) pay any bonus to or increase the compensation or benefits payable or to become payable to its employees, independent contractors or consultants; (k) pay, discharge or satisfy any existing claims, liabilities or obligations other than in the ordinary course of business consistent with past practice; (l) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any increase in the loss of customers; or (m) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in Article III untrue or incorrect.

                                          ARTICLE V

                                    ADDITIONAL AGREEMENTS

        5.1 FURTHER ASSURANCES; COMPLIANCE WITH COVENANTS. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement. At the Closing, the Company, the Principals, and the Shareholders covenant and agree to deliver to United the certificates, opinions and other documents required to be delivered to United pursuant to Article VI, and United covenants and agrees to deliver to the Company, the Principals, and the Shareholders the certificates and other documents required to be delivered to them pursuant to
Article VII.

        5.2 COOPERATION. Each of the parties shall cooperate with the others in the preparation and filing of all forms, notifications, reports and information (including the preparation of audited financial statements to be included in any such filings), if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of NASDAQ, or any exchange on which the United Common Stock may be listed, in connection with the transactions contemplated by this Agreement and shall use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

        5.3 HSR ACT AND OTHER ACTIONS. Each of the parties hereto shall (a) make promptly, and in no event later than five business days following the date hereof, its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (b) take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties hereto shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties shall each use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

        5.4 ACCESS TO INFORMATION. From the date hereof to the Effective Time, the Company shall afford, and shall cause its directors, officers, employees, auditors, counsel and agents to afford, United and United's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by United shall affect any representation or warranty in this Agreement.

        5.5 NOTIFICATION OF CERTAIN MATTERS. The Shareholders and the Principals shall give prompt notice to United of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

        5.6 TAX TREATMENT. United, the Company and the Shareholders shall use their respective reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and none of them presently intends to take any action before or after the Merger is effected to cause the Merger to lose its tax-free status. Notwithstanding the foregoing, in no event shall any party have any liability to any other party if the Merger fails for any reason to qualify as a tax-free reorganization under Section 368(a) of the Code.

        5.7 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that United may make such public disclosure following execution of this Agreement as it deems appropriate or as it believes in good faith may be required by law or by the terms of any listing agreement with or requirements of a securities exchange.

        5.8 NO OTHER DISCUSSIONS. The Company, the Principals, the Shareholders, and their respective Affiliates, employees, agents and representatives shall not
(a) initiate, or encourage the initiation by others, of discussions or negotiations with third parties or respond to solicitations by third Persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company, whether by merger, consolidation, sale of stock or otherwise, or (b) enter into any agreement or commitment, whether or not binding, with respect to any of the foregoing transactions. The Shareholders and the Principals shall immediately notify United if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

        5.9 RESTRICTIVE COVENANTS. In order to assure that United will realize the benefits of the Merger, each of the Shareholders and Principals agrees with United that he or it will not:

               (a) for a period of five years following the Effective Time, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, lender or security holder of any company or business, engage in any business activity in the business of automobile transport by truck (the "Business") in any state in the United States; provided, however, that, the beneficial ownership of less than five percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

               (b) for a period of five years following the Effective Time, directly or indirectly, (i) induce any Person which is a customer of United, its subsidiaries, successors or assigns (the "United Affiliates") to patronize any business directly or indirectly in competition with the Business conducted by the United Affiliates; (ii) canvass, solicit or accept any such competitive business from any Person who is a customer of the United Affiliates; or (iii) request or advise any Person who has a business relationship with the United Affiliates to withdraw, curtail or cancel any such Person's business with such entity;

               (c) for a period of five years following the Effective Time, directly or indirectly, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by any of the United Affiliates at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

               (d) at any time following the Effective Time, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession the Company's proprietary rights or records, including, but not limited to, any of its customer lists; and

               (e) except as otherwise required by law, and then only upon 10 days prior written notice to United, from and after the date of this Agreement in any way or to any Person, denigrate or derogate any of the United Affiliates, or any person who was at any time an officer or director of any of the United Affiliates, or services or procedures of or rendered by any of the United Affiliates, regardless of whether such denigrating or derogatory statements are true and regardless of whether the acts or omissions or purported acts or omissions on which such statements are based occurred before or after the date hereof.

The Shareholders and the Principals acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect the United Affiliates after the Effective Time. The parties acknowledge that the breach of this Section will cause irreparable damage to the United Affiliates and upon breach of any provision of this Section, the United Affiliates, and each of them, shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which the United Affiliates may have, including, without limitation, the right to seek monetary damages. United may assign the foregoing restrictive covenants to any successor or assignee of United.

        5.10 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. United shall be entitled to have conducted prior to the Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Leased Premises (hereinafter referred to as an "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Shareholders shall provide United or its designated agents or consultants with the access to such property which United, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to United in its sole discretion, then United may, in addition to any other remedies available to it, elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. United's failure or decision not to conduct any such Environmental Assessment or the results of any such Environmental Assessment shall not affect any representation or warranty of the Shareholders or Principals under this Agreement. A disclosure on any schedule, appendix or exhibit to this Agreement shall not preclude United from determining, after further review of the matter disclosed, that United is not satisfied with the results of its due diligence review with respect to such matter.

        5.11 TRADING IN UNITED COMMON STOCK. From the date of this Agreement until the Effective Date, the Company, the Principals, and Shareholders and any Affiliates thereof shall not directly or indirectly purchase or sell, including by short sales, any shares of United Common Stock in any transactions affected on the Nasdaq National Market or otherwise.

        5.12 CERTAIN TAX MATTERS. The Shareholders shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns for the Company and for the Shareholders with respect to their income from the Company for any period ending on or before the Effective Date. The Shareholders shall provide such Tax Returns to United for review at least 60 days prior to their due date, including any extensions of time for filing such Tax Returns utilized by the Shareholders. The Shareholders shall not file any amended Tax Returns with respect to the Company, or the Shareholders with respect to their income from the Company, without the prior written consent of United.

        5.13   [Reserved.]

        5.14 SHAREHOLDER VOTE. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of any capital stock of the Company.

        5.15 RESIGNATION. At the Effective Time, the Shareholders and the Principals shall resign or cause to resign from their respective positions all directors and officers of the Company, and each Shareholder and Principal who has not entered into an employment agreement with Transport shall resign as an employee of the Company.

        5.16 PAYOFF AND ESTOPPEL LETTERS. Prior to the Closing, the Company shall request and deliver to United payoff and estoppel letters from all holders of any Indebtedness of the Company, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to United, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

        5.17 COMPANY COMMON STOCK; STOCK POWERS; RELEASES. At the Closing, each of the Shareholders shall deliver to United: (i) all certificates evidencing shares of capital stock of the Company held by them; (ii) ten stock powers executed in blank, with medallion signature guarantees, for use in connection with the Held Back Shares, and (iii) a release in such form as is reasonably satisfactory to United releasing all claims of any nature of such Shareholder against the Company, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such releases shall not cover any rights of the Shareholders against United under this Agreement. At the Closing, each of the Principals shall deliver to United a release in such form as is reasonably satisfactory to United releasing all claims of any nature of such Principal against the Company, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such releases shall not cover any rights of the Principals against United under this Agreement

        5.18   [Reserved.]

        5.19 WORKING CAPITAL. As of the Effective Date, the Working Capital, as hereinafter defined, of the Company as of the Effective Date shall be no less than $1,321,000 (the "Minimum Working Capital"). If the actual Working Capital of the Company as of the Effective Date is less than the Minimum Working Capital, then United shall be given and allowed an offset to the Aggregate Consideration ("Working Capital Price Offset") equal to the difference between the Minimum Working Capital and the actual Working Capital of the Company as of the Effective Date. The Working Capital Price Offset, to the extent known at the Closing, shall be subtracted from the cash otherwise payable to the Shareholders at the Closing. The Working Capital Price Offset, to the extent not known or for any reason not adjusted for at the Closing, shall be deemed to be Indemnifiable Damages, as defined in Section 9.1 hereof, and United may set off against the Held Back Shares in the manner described in Article IX or take any other action or exercise any other remedy available to it by appropriate legal proceedings to recover such amount. Such determination shall be made within one year following the Effective Date. For purposes of this Section, "Working Capital" shall mean the amount, if any, by which the aggregate of the Current Assets of the Company exceeds the aggregate of the Current Liabilities of the Company; "Current Assets" shall mean the current assets of the Company determined in accordance with GAAP; and "Current Liabilities" shall mean the current liabilities of the Company determined in accordance with GAAP, excluding the current portion of long term Indebtedness.

        5.20 INDEBTEDNESS. SCHEDULE 5.20 is a true and complete list of all Indebtedness of the Company, including name of the creditor, the payoff amount, per diem interest and any prepayment penalties or premiums. The aggregate amount of all outstanding Indebtedness of the Company, other than operating leases (as so characterized in accordance with GAAP), accounts payable, and accruals for employee bonuses, shall be subtracted from the cash otherwise payable to the Shareholders at the Closing. Indebtedness that for any reason was not adjusted for at the Closing, shall be deemed to be Indemnifiable Damages, as defined in
Section 9.1 hereof, and United may set off against the Held Back Shares in the manner described in Article IX or take any other action or exercise any other remedy available to it by appropriate legal proceedings to recover such amount. Such determination shall be made within one year following the Effective Date.

        5.21 COMPENSATION. Effective as of the Effective Time, Transport shall establish annual compensation levels for the seven key employees listed on
SCHEDULE 5.21, not to exceed a total for all such employees of $950,000 without regard to amounts payable to any such employee because of such employee's termination of employment.

        5.22 REAL ESTATE LEASES. United acknowledges that the Company's present lease in Tempe, Arizona expires March 31, 1999, and that one or more of the Shareholders or Principals may construct a facility in or around Phoenix, Arizona, for lease to the Company. Transport may, but shall not be obligated to, enter into a lease for such new facility on mutually acceptable terms, including market rate of rent. Prior to the Closing, the Company shall use its best efforts to extend the existing Tempe, Arizona lease through September 30, 1999 on the same terms and conditions as are in effect on the date of this Agreement.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATIONS OF THE UNITED COMPANIES

     The obligations of the United Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part in writing by the United Companies:

        6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders and Principals contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except as otherwise specifically permitted by this Agreement. The Company, the Principals, and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Shareholders and the Principals shall have delivered to the United Companies a certificate, dated as of the Effective Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

        6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, if such damages may have a Material Adverse Effect thereon, and there shall have been delivered to the United Companies a certificate to that effect, dated the Effective Date and signed by the Shareholders and the Principals.

         6.3 CORPORATE CERTIFICATE. The Shareholders and the Principals shall have delivered to the United Companies (a) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time, (b) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (c) a certificate of good standing of the Company issued by the Secretaries of State of the States of Arizona and Michigan as of a date not more than 10 days prior to the Effective Date, certified in the case of clauses (a) and (b) of this Section as of the Effective Date by the Secretary of the Company as being true, correct and complete.

        6.4 OPINION OF COUNSEL. The United Companies shall have received an opinion dated as of the Effective Date from counsel for the Company, the Principals, and the Shareholders, in form and substance acceptable to the United Companies, to the effect that:

               (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it; and each of the trusts holding Company Common Stock, other than the William G. Cole Living Trust, is established and administered under the laws of the State of Arizona, the William G. Cole Living Trust is established and administered under the laws of the State of Michigan, and the Trustee of each of such trusts has all requisite power and authority to enter into this Agreement and to fulfill the respective obligations and responsibilities of such Trustee and such trusts hereunder;

               (b) the Company has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Merger;

               (c) all issued and outstanding shares of capital stock of the Company are owned as set forth on Schedule 3.5 hereto;

               (d) such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Effect on the Company, or which questions the validity of this Agreement;

               (e) such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by the Shareholders or the Principals pursuant to Article III of this Agreement; and

               (f) this Agreement is a valid and binding obligation of the Company, the Principals, and the Shareholders, and enforceable against the Company, the Principals, and the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

     6.5 CONSENTS. The Company shall have received, as of a date not more than 10 days prior to the Effective Date, consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument or who, as a result of the transactions contemplated hereby, would have any right to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. In addition, the Company shall have received prior to the Closing the written acknowledgment and assent of General Motors Corporation, in form reasonably acceptable to United, to the continued effectiveness following the Merger of all agreements between the Company and General Motors Corporation, regardless of whether the consent of General Motors Corporation is required for such continued effectiveness.

        6.6 SECURITIES LAWS. United shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the United Shares, in connection with the transactions contemplated hereby.

        6.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of United, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

        6.8 BOARD APPROVAL. The Board of Directors of United shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

        6.9 DUE DILIGENCE REVIEW. United shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section 5.10.

        6.10 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

        6.11 AUDIT. KMPG Peat Marwick shall have completed an audit of the Company, and United shall be satisfied with the results of such audit.

        6.12 EMPLOYMENT AGREEMENTS. Laurence J. Pons, William G. Cole, and Charles R. Rives shall each have entered into a written three year employment agreement with Transport on the terms set forth in APPENDICES 6.12 (A) THROUGH
(C). Each of such employees shall have agreed to the termination of, and waived all of his rights pursuant to, any outstanding employment agreement with the Company.

        6.13 LEASES. The Company's present lease for its Leased Premises at Brighton, Michigan shall be replaced by the form of lease attached hereto as APPENDIX 6.13.

        6.14 ARRANGEMENT WITH LOGISTICS MANAGEMENT BUSINESS. Notwithstanding the provisions of Section 5.9 hereof, Laurence J. Pons, William G. Cole, Gordon Pons and Charles R. Rives, individually, may own interests in an entity engaged in the business of aiding third parties to arrange for the transportation of vehicles, provided that if and while any of such Persons or any sibling, spouse, ancestor or descendant of any of such Persons (the "Entity Ownership Group") owns any legal or beneficial interest in such entity, such entity gives to Transport, United or any other affiliate of United that United may from time to time determine, a right of first refusal, on terms reasonably acceptable to United, to provide all or any portion of the vehicle transportation services arranged for by such entity, and provided that neither the individual interest owned legally or beneficially by any member of the Entity Ownership Group nor the aggregate of such interests owned legally or beneficially by all of the members of the Entity Ownership Group may constitute a controlling or majority interest in such entity. Such ownership shall constitute a violation of Section
5.9 hereof and of the restrictive covenants under any employment agreement between any of such Persons and Transport or United or any other Affiliate of United if at any time such entity does not provide such right of first refusal to Transport, United or any other affiliate of United that United may from time to time determine. For purposes of this Section 6.14, a right of first refusal shall include (i) the right to competitively bid for all vehicle transportation contracts with such entity, written or oral, and to be awarded each such contract with respect to which the amount bid by Transport, United or any other such affiliate of United is equal to or lower than bids from other Persons, and
(ii) the right to match the lowest bid acceptable to such entity that such entity receives from any third party with respect to any vehicle transportation contract, written or oral, with such entity, and to be awarded such contract if the amount bid by Transport, United or any other such affiliate of United is equal to or lower than the bid of such third party. In conjunction with any such vehicle transportation contract awarded pursuant to such right of first refusal, United or any other such affiliate of United shall provide a level of service satisfactory to the customer or end user for whom service is being provided.


                                   ARTICLE VII

        CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

     The obligations of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Shareholders:

        7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of United contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except as otherwise specifically permitted by this Agreement. United and Transport shall each have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. United shall have delivered to the Shareholders a certificate, dated as of the Effective Date, and signed by an officer of United, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

        7.2 UNITED SHARES; CASH CONSIDERATION. At the Closing, United shall have issued all of the United Shares and shall have delivered to the Shareholders (i) certificates representing the United Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them, and (iii) the cash consideration payable pursuant to Section 1.3.

        7.3 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of the Closing.

        7.4 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

                                  ARTICLE VIII

                  SECURITIES LAW MATTERS AND LOCK-UP PROVISIONS

        8.1 DISPOSITION OF SHARES. In addition to the restrictions set forth in
Section 5.11, the Shareholders and Principals represent and warrant that the shares of United Common Stock being acquired by the Shareholders hereunder are being acquired and will be acquired for their own respective accounts, and will not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under the Securities Act, which does not require the filing by United with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to United an opinion satisfactory to United by counsel satisfactory to United, that such exception is available, (b) in accordance with Rule 145(d) under the Securities Act, or (c) pursuant to an effective registration statement filed by United with the SEC under the Securities Act. To the extent the Shareholders comply with the provisions of Rule 145(d) in effecting sales of the United Shares, United shall provide its transfer agent with appropriate instructions or opinions of counsel in order for the Shareholders to sell, transfer or dispose of the United Shares in accordance with Rule 145(d).

        8.2 LEGEND. The certificates representing the United Shares shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(d) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

United may, unless a registration statement is in effect covering such shares or unless the Holders comply with Rule 145(d), place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

        8.3 DEFINITION OF HOLDER. For purposes of this Agreement a "Holder" shall mean any person holding record title to United Shares.

                                   ARTICLE IX

                                 INDEMNIFICATION

        9.1    INDEMNIFICATION BY THE SHAREHOLDERS AND PRINCIPALS.

               (a) The Shareholders and the Principals shall jointly and severally indemnify and hold each of the United Companies harmless from and against the entirety of all Adverse Consequences arising out of or resulting from (i) any breach of a representation or warranty made by the Company or any of the Shareholders or the Principals in or pursuant to this Agreement, (ii) any breach of any covenant made by the Company or any of the Shareholders or the Principals in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by the Company or any of the Shareholders or the Principals pursuant to this Agreement, or (iv) any Excluded Liability.

               (b) The Shareholders and the Principals shall jointly and severally indemnify and hold each of the United Companies harmless from and against the entirety of all Adverse Consequences arising out of or resulting from any claim by any broker or finder engaged by the Company or any of the Shareholders or the Principals for commissions or other amounts on account of any of the transactions described in this Agreement.

               (c) The Shareholders and the Principals shall jointly and severally indemnify and hold each of the United Companies harmless from and against the entirety of all Adverse Consequences arising out of or resulting from any liability of the Company for Taxes owed by the Company under federal, state, county or local laws for any period, including any portion of any Tax year, ending on or prior to the Effective Date or for any Tax year beginning before and ending after the Effective Date to the extent allocable to the portion of such period ending on the Closing Date, insofar as such Taxes are not reflected in the reserve for Tax liabilities (rather than in any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the face of the Current Balance Sheet, rather than in any footnotes thereto, or Taxes that arise as a result of the sale or other transactions described in this agreement (all amounts referred to in this paragraph are collectively referred to as "Tax Amounts").

               (d) The Shareholders and the Principals shall jointly and severally indemnify and hold each of the United Companies harmless from and against the entirety of all Adverse Consequences arising out of or resulting from any Environmental Site Loss.

               (e) Until the Merger has occurred, and without regard to why the Merger may not have occurred, the Company shall be jointly and severally liable with the Shareholders and the Principals with respect to their obligation to indemnify and hold harmless the United Companies.

               (f) The amounts to which the United Companies may be entitled pursuant to Sections 9.1 (a) through (d) are sometimes referred to as "Indemnifiable Damages". Without limiting the generality of the foregoing provisions of this Section 9.1, with respect to the measurement of Indemnifiable Damages, United shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders or the Principals hereunder been true and correct and had the covenants and agreements of the Company, the Principals, and the Shareholders hereunder been performed in full.

               (g) Notwithstanding the foregoing provisions of this Section 9.1, the United Companies shall not be entitled to any Indemnifiable Damages until the aggregate of all Indemnifiable Damages exceeds $125,000 (the "Indemnification Threshold"), in which case the United Companies shall be entitled to the full amount of such Indemnifiable Damages from the first dollar thereof; provided, however, that the Indemnification Threshold shall not apply with respect to, and United shall be entitled to the full amount of any Indemnifiable Damages resulting from (i) any breach of the terms of Sections
5.19 and 5.20 hereof, (ii) any breach arising out of fraud or intentional misrepresentation, or (iii) (any specific matters set forth on Schedules to be excluded from Indemnification Threshold).

        9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders or the Principals in this Agreement or pursuant hereto shall survive after the Effective Time. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties made by United and the Company shall expire at the Effective Time.

        9.3 SECURITY FOR THE SHAREHOLDERS' AND THE PRINCIPALS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholders and the Principals to indemnify and hold United harmless as described in this Article, the Shareholders hereby grant a first priority security interest in, and pledge and instruct United to set aside and hold, certificates representing the Held Back Shares issued pursuant to this Agreement. United may set off against the Held Back Shares any Indemnifiable Damages for which the Shareholders or the Principals may be responsible pursuant to this Agreement or any other agreement, document, instrument, certificate, exhibit, appendix or schedule containing representations, warranties or covenants, executed by any Shareholder or Principal, or by any Affiliate of any Shareholder or Principal, and delivered to either of the United Companies in conjunction with this Agreement, subject, however, to the following terms and conditions:

               (a) with respect to any claim for Indemnifiable Damages that does not arise out a claim or action by any third party, United shall give written notice to the Shareholders and the Principals of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which United claims to have sustained by reason thereof, and (ii) the basis of such claim;

               (b) with respect only to any such claim, such set off shall be effected on the later to occur on the expiration of 10 business days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

               (c) if, prior to the expiration of the Notice of Contest Period, the Shareholders or the Principals shall notify United in writing of an intention to dispute such claim and if such dispute is not resolved within 30 business days after expiration of such period, then United may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages;

               (d) after any restrictions on sale imposed on the Held Back Shares pursuant to this Agreement or otherwise are terminated as to such registered shares, the Shareholders may, not more than once during the 12 month period following the Effective Date, instruct United in writing to sell some or all of such Held Back Shares and United shall utilize reasonable efforts to promptly sell such Held Back Shares following such written instruction and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by United pursuant to any claim hereunder; and

               (e) for purposes of this Article, the shares of United Common Stock not sold as provided in clause (d) of this Section shall be valued at the Stipulated Share Price.

        9.4    MATTERS INVOLVING THIRD PARTIES.

               (a) If any third party shall notify any indemnitee (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any party (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent, the Indemnifying Party thereby is prejudiced.

               (b) An Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing, within 15 days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or stipulation of dismissal or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably, and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably.

               (d) If any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article IX.

        9.5 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with United subject to the terms of this Article, all shares of United Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be delivered to the Shareholders together with such Held Back Shares.

        9.6 DELIVERY OF HELD BACK SHARES. United shall deliver to the Shareholders no later than the first anniversary of the Effective Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

        9.7 NO BAR; WAIVER. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder or have been delivered to the Shareholders prior to the making or resolution of such claim, then United may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders and the Principals hereby waive any rights to contribution or any similar rights they may have against the Company as a result of their agreement to indemnify United under this Article IX or otherwise.

        9.8 INDEMNIFICATION BY UNITED. United shall indemnify and hold each of the Shareholders and the Principals harmless from and against the entirety of all Adverse Consequences arising out of or resulting from any claim by any broker or finder engaged by either of the United Companies for commissions or other amounts on account of any of the transactions described in this Agreement.

                                    ARTICLE X

                                   DEFINITIONS

        10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement or contribution, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

        Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

        "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

        "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

        "Environmental Costs" shall mean any and all Adverse Consequences incurred by, under or pursuant to any Environmental Laws or related to the Discharge (as defined in Section 3.13), Handling (as defined in Section 3.13), presence or clean up of Hazardous Substances (as defined in Section 3.13) arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Effective Time, whether or not in the ordinary course of business.

        "Environmental Site Loss" shall mean the entire amount of any Adverse Consequences either of the United Companies or their Affiliates may suffer directly or indirectly, however arising, as a result of actions or omissions taken or omitted prior to the Effective Time, and that in any way relate to any site (i) to or at which the Company, an Affiliate of the Company, a Shareholder, a Principal, or any predecessor to the Company, an Affiliate of the Company, a Principal or a Shareholder generated, handled, manufactured, treated, stored, used, transported, caused the transportation of, transferred, or disposed of, or allowed or arranged by agreement or otherwise for any third party to generate, handle, manufacture, treat, store, use, transport, cause the transport of, transfer, or dispose of, any Hazardous Substance, as defined in Section 3.13, including any site which pursuant to any Environmental Laws has been placed or which in the future may be placed on the National Priorities List or its state equivalent, or (ii) with respect to which the Company, an Affiliate of the Company, or a Shareholder or Principal, or any predecessor to the Company, an Affiliate of the Company, or a Shareholder or Principal, or, as the result of the Merger, a United Company may be named a potentially responsible party or
(iii) with respect to which the Company, an Affiliate of the Company, or a Shareholder or Principal, or any predecessor to the Company, an Affiliate of the Company, or a Shareholder or Principal, or, as the result of the Merger, either of the United Companies otherwise is or is alleged to be or held to be liable or responsible for corrective action to such site under any Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Liability" shall mean any of the following: (i) any obligations and liabilities of the Company, absolute or contingent, known or unknown, other than Designated Liabilities; (ii) any additional liability or obligation of the Company resulting from any default under any Designated Liability to the extent such default existed and was not cured prior to the Closing; (iii) any liability or obligation of the Company with respect to, or arising out of, any employee benefit plan, executive deferred compensation plan, or any other plans or arrangements for the benefit of any employees or officers of the Company; (iv) any liability or obligation of the Company to the Shareholders or the Principals or any Affiliate of the Company or of the Shareholders or Principals or to any party claiming to have a right to acquire any shares of capital stock or other securities convertible into or exchangeable for any shares of capital stock of the Company; or (v) any Environmental Costs or Litigation Costs.

        "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

        "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" of any entity means all obligations of such entity (i) which in accordance with GAAP should be classified upon a balance sheet as indebtedness; (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property, assets or services;
(iii) secured by any Lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations; (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; (v) for remaining payments under any capitalized leases (as defined under GAAP), non-competition agreements, severance agreements, or any other agreements made outside the ordinary course of business; (vi) for all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and all other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; or (vii) current liabilities in respect of unfunded vested benefits under plans covered by ERISA.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge.

        "Litigation Costs" shall mean any and all Adverse Consequences incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation against the Shareholders, the Principals or the Company arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Effective Date, whether or not in the ordinary course of business.

        "Material Adverse Change"or "Material Adverse Effect" means a change or effect, in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change or effect, individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

        "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes, including any amendments to previously filed Tax Returns; and

        "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

        10.2 OTHER DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits. The word "or" shall be both exclusive and inclusive where the context so permits.

                                   ARTICLE XI

                                   TERMINATION

        11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time: (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or (b) by United in the event of a material breach by the Company or any of the Principals or Shareholders of any provision of this Agreement; or (c) by the Shareholders in the event of a material breach by United of any provision of this Agreement; or (d) by either United or the Shareholders if the Closing shall not have occurred by January 31, 1999 and the terminating party is not in breach of this Agreement.

        11.2 EFFECT OF TERMINATION. Except for the provisions of Section 5.7 and
Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                         ARTICLE XII

                                      GENERAL PROVISIONS

        12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail, first class postage pre-paid, or by guaranteed overnight delivery service, to the following addresses, or to such other addresses as any such party may designate in writing to the other parties:

               (a)    if to either of the United Companies:

                                   c/o United Road Services, Inc.
                                   Seven Piedmont Center, Suite 300
                                   3525 Piedmont Road
                                   Atlanta, GA 30305
                                   Attention: Robb Adams , Senior Vice President (Telecopier: (404) 364-1878)

               with copies to:     McDermott, Will & Emory
                                   600 13th Street N.W.
                                   Washington, D.C.  20005
                                   Attn: Karen A. Dewis, Esq.,
                                   (Telecopier: (202) 756-8087); and

                                   Ronald P. Weiss, Esq.
                                   Bulkley, Richardson and Gelinas, LLP
                                   1500 Main Street, Suite 2700
                                   Springfield, MA 01115
                                   (Telecopier: (413) 785-5060)

               (b) if to the Company (prior to the Closing) or to Laurence J. Pons or Mary Diane Pons (individually or as trustees)

                                   (c/o) 5389 Hidden Pines Drive
                                   Brighton, MI 48116

               (c)  if to William G. Cole, individually or as a trustee

                                   (c/o) 273 Ash Court
                                   South Lyon, MI 48178

               (d)  if to Charles R. Rives, as a trustee

                                   c/o 7345 East Shoeman Lane
                                   Scottsdale, AZ 85251

               with a copy of each notice addressed as set forth in (b), (c), and (d) to:

                                   Timothy Ronan, Esq.
                                   Ronan & Firestone
                                   649 2nd Avenue
                                   Phoenix, AZ 85003
                                   Telecopier: (602) 307-9106

        Notice shall be deemed given on the date delivered or the date of refusal of delivery.

        12.2 ENTIRE AGREEMENT. This Agreement, including the Exhibits, Appendices and Schedules attached hereto and the other documents and instruments delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings, oral or written, between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The Exhibits, Appendices and Schedules constitute a part hereof as though set forth in full above.

        12.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Shareholders and the Principals shall pay all legal, accounting, tax consulting, financial advisory and other fees and expenses, including any transfer fees, government filing fees and the cost of title insurance and surveys, incurred by the Company in connection with the transactions contemplated by this Agreement.

        12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

        12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may be assigned by United or Transport to any successor or Affiliate of United or Transport. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholder or Principal, without the prior written consent of United.

        12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopied signature of any party shall be considered to have the same binding legal effect as an original signature.

        12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule, appendix, or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

        12.8 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing or inclusion of copy of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty relates solely to the existence of the document or other items itself.

        12.9 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this agreement may be brought against any of the parties in the courts of the State of New York, or in any United States District Court for the District of New York if it has or can acquire jurisdiction, and each of the parties consents to the jurisdiction of such courts and of the appropriate appellate courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Nothing in this Section 12.9 shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Each of the Shareholders and the Principals hereby irrevocably waives any right to a trial by jury in any legal proceedings or to have a jury participate in resolving any disputes or claims, whether any such proceedings, disputes or claims relate to or arise in contract, tort or otherwise, whether with respect to this Agreement or any other documents or instruments delivered in connection with this Agreement or the transactions contemplated hereby.

        12.10 SEVERABILITY. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or area of such provision, or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

        12.11 ARM'S LENGTH NEGOTIATIONS. Each party expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                                [Signatures On Following Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

                               UNITED ROAD SERVICES, INC.

                               by___________________________________
                                      its

                               URS TRANSPORT, INC.

                               by___________________________________
                                      its

                                PILOT TRANSPORT, INC.

                                by___________________________________
                                        its President

                                    --------------------------------------
                                    LAURENCE J. PONS

                                    --------------------------------------
                                    WILLIAM G. COLE

                                    --------------------------------------
                                    CHARLES R. RIVES, Trustee of The Erin L.
                                    Pons Irrevocable Trust, dated April 16, 1997

                                    --------------------------------------
                                    CHARLES R. RIVES, Trustee of The David L.
                                    Pons Irrevocable Trust, dated April 16, 1997

                                    --------------------------------------
                                    LAURENCE J. PONS, as Trustee of The Laurence
                                    J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992

                                    --------------------------------------
                                    MARY DIANE PONS, as Trustee of The Laurence
                                    J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992

                                    --------------------------------------
                                    WILLIAM G. COLE, as Trustee of the William
                                    G. Cole Living Trust, dated March 20, 1992

                                  APPENDIX 1.1

                          LIST OF APPENDICES AND SCHEDULES


Appendix 1.1               Plan of Merger
Appendix 6.12              Employment Agreements
Appendix 6.13              Lease

Schedule 1.3               Consideration
Schedule 3.1               Foreign Qualifications
Schedule 3.5               Shareholders
Schedule 3.9               Financial Statements
Schedule 3.12              Litigation
Schedule 3.13              Environmental Matters
Schedule 3.14              Real Estate
Schedule 3.15              Assets
Schedule 3.17              Labor and Employment Matters
Schedule 3.18              Employee Benefits
Schedule 3.20              Insurance
Schedule 3.22              Licenses and permits
Schedule 3.23              Related Transactions
Schedule 3.24              Intellectual Property
Schedule 3.25              Contracts
Schedule 3.26              Customers
Schedule 3.28              Bank Accounts
Schedule 3.29              Names
Schedule 5.20              Indebtedness
Schedule 5.21              Compensation